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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 11, 2008

                             MAYFLOWER BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

       Massachusetts                    000-52477               04-1618600
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)        File Number)          Identification No.)


30 SOUTH MAIN STREET, MIDDLEBORO, MASSACHUSETTS                        02346
-----------------------------------------------                        -----
   (Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (508) 947-4343
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06   MATERIAL IMPAIRMENTS
--------------------------------

      On September 11, 2008, the Board of Directors of Mayflower Bancorp, Inc. (the "Company") concluded that the Company will record a non-cash, other than temporary gross impairment charge of approximately $1.9 million, representing the entire value of the Company's investments in preferred stock issued by the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). This loss will be recorded during the Company's second quarter ending October 31, 2008. This action was taken following the September 7, 2008 announcement that the Federal Housing Finance Agency had placed FHLMC and FNMA under conservatorship and that dividend payments on the subject securities were being suspended. For more information, reference is made to the Company's press release dated September 12, 2008, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------

     (a)   Not applicable.

     (b)   Not applicable.

     (c)   Not applicable.

     (d)   The following exhibit is furnished herewith:

           Exhibit 99.1     Press Release dated September 12, 2008

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MAYFLOWER BANCORP, INC.
                                     -----------------------
                                     (Registrant)




Date: September 15, 2008             By: /s/ Edward M. Pratt
                                         -------------------------------------
                                         Edward M. Pratt
                                         President and Chief Executive Officer